Exhibit 99.1
SailPoint Announces First Quarter 2021 Financial Results
•Total ARR of $270.2 million, up 43% year-over-year
•First quarter 2021 subscription revenue of $59.2 million, up 35% year-over-year
•First quarter 2021 total revenue of $90.8 million, up 20% year-over-year

AUSTIN, May 10, 2021 – SailPoint Technologies Holdings, Inc. (NYSE: SAIL), the leader in identity security for the cloud enterprise, today announced financial results for the first quarter ended March 31, 2021.

“SailPoint’s strong first quarter performance built upon our fiscal year 2020 results. Our performance this quarter was driven by a combination of continued growing demand for the SailPoint Identity Platform and strong execution across all teams,” said Mark McClain, SailPoint CEO and founder.

“As the attack surface continues to grow, there is an increased appreciation and recognition that identity security is fundamental to helping organizations securely deliver access to their workforce applications. This is driving demand for and commitment to SailPoint’s SaaS identity platform. Enterprises of all sizes using the platform are able to implement a simplified, yet sophisticated identity security program at scale to fully address the complexity of their needs. We continue to see growing SaaS identity security adoption and believe SailPoint is well positioned to deliver strong growth going forward.”

Financial Highlights for First Quarter 2021:
•ARR: Total ARR at March 31, 2021 was $270.2 million, a 43% increase year-over-year
•Revenue: Total revenue was $90.8 million, a 20% increase over Q1 2020. Subscription revenue was $59.2 million, a 35% increase over Q1 2020. SaaS revenue was $21.9 million, a 55% increase over Q1 2020.
•Operating Income (Loss): Loss from operations was $15.6 million compared to $5.3 million in Q1 2020. Non-GAAP income from operations was $0.7 million compared to $4.4 million in Q1 2020.
•Net Income (Loss): Net loss was $15.3 million compared to $8.4 million in Q1 2020. Net loss per diluted share was $0.17 compared to $0.09 in Q1 2020. Non-GAAP net income was $0.4 million compared to $4.1 million in Q1 2020. Non-GAAP net income per diluted share was $0.00 compared to $0.04 in Q1 2020.

The tables included in this press release present a reconciliation of non-GAAP income from operations to GAAP loss from operations, non-GAAP net income to GAAP net loss and non-GAAP to GAAP weighted average outstanding shares, each for the three months ended March 31, 2021 and 2020. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

Financial Outlook:
“We are pleased to be able to raise our outlook for full year total ARR and SaaS revenue,” said Jason Ream, SailPoint CFO, “and the strength of our recurring revenue business allows us to maintain our outlook for full year total revenue despite an acceleration in our shift from license to SaaS.”
For the second quarter of 2021, SailPoint expects:
•Total ARR in the range of $288.0 million to $290.0 million
•Revenue in the range of $98.0 million to $100.0 million
•Non-GAAP loss from operations in the range of $(8.0) million to $(6.0) million
•Non-GAAP net loss per basic and diluted common share in the range of $(0.07) to $(0.05), based on an estimated non-GAAP income tax rate of 24% and 92.0 million basic and diluted common shares outstanding. Expectations of non-GAAP loss from operations and non-GAAP net loss per basic and diluted common share exclude items outlined in the “Non-GAAP Financial Measures” section below.

For the full year 2021, SailPoint expects:
•Total ARR in the range of $340.0 million to $345.0 million
•Revenue in the range of $404.0 million to $412.0 million
•SaaS revenue in the range of $102.0 million to $105.0 million
•Non-GAAP loss from operations in the range of $(15.0) million to $(5.0) million
•Non-GAAP net loss per basic and diluted common share in the range of $(0.13) to $(0.05), based on an estimated non-GAAP income tax rate of 24% and 94.0 million basic and diluted common shares outstanding. Expectations of non-GAAP loss from operations and non-GAAP net loss per basic and diluted common share exclude items outlined in the “Non-GAAP Financial Measures” section below.

These statements regarding SailPoint’s expectations of its financial outlook are forward-looking and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause its actual results to differ materially from these forward-looking statements.

All of SailPoint’s forward-looking non-GAAP financial measures exclude estimates for stock-based compensation expense, amortization of acquired intangibles and acquisition related costs. SailPoint has not reconciled its expectations as to non-GAAP income (loss) from operations and non-GAAP net income (loss) per basic and diluted common shares to their most directly comparable GAAP measure due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to stock-based compensation expense. Stock-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. The actual amount of the excluded stock-based compensation expense will have a significant impact on SailPoint’s GAAP income (loss) from operations and GAAP net income (loss) per basic and diluted common share. Accordingly, reconciliations of our forward-looking non-GAAP income (loss) from operations and non-GAAP net income (loss) per basic and diluted common shares are not available without unreasonable effort.

Conference Call and Webcast:
SailPoint will host a conference call today, May 10, 2021, at 5:00 p.m. Eastern Time to discuss its first quarter 2021 financial results. The dial-in number will be 1-877-407-0792 (toll free) or 1-201-689-8263 (toll/international). Additionally, a live webcast of the conference call will be available on SailPoint’s website at https://investors.sailpoint.com.

Following the conference call, a replay will be available until midnight on Monday, May 24, 2021.The replay dial-in number will be 1-844-512-2921 (toll free) or 1-412-317-6671 (toll/international), using the replay pin number: 13718603. An archived webcast of the call will also be available at https://investors.sailpoint.com.

Operating Metrics:
Total annual recurring revenue (“Total ARR”) represents the annualized value of the active portion of SaaS, term-based license, maintenance and support contracts and other subscription services at the end of the reporting period. We calculate Total ARR by dividing the active contract value by the number of days in the active portion of the overall contract term and then multiplying by 365. See Item 2. "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which was filed with the SEC on May 10, 2021 (our First Quarter Quarterly Report”) for more information regarding the Company’s utilization of the Total ARR metric.

Non-GAAP Financial Measures:
In addition to SailPoint’s financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release includes certain non-GAAP financial measures to clarify and enhance investors’ understanding of SailPoint’s past performance and future prospects. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flow that includes or excludes amounts that are included or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. SailPoint’s management believes the non-GAAP financial measures described below are helpful to investors because they provide an additional tool to use in evaluating SailPoint’s financial and business trends and operating results and because they facilitate comparisons of SailPoint’s core operating results from period to period. In addition, SailPoint’s management uses non-GAAP income (loss) from operations for budgeting and planning purposes.

Our non-GAAP financial measures are adjusted for the following factors:

Stock-based compensation expense. We exclude stock-based compensation expense because of varying available valuation methodologies, the use of assumptions and the variety of equity instruments that can impact our non-cash expense. We believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between our operating results from period to period.

Amortization of acquired intangible assets. We believe that excluding the impact of amortization of acquired intangible assets allows for more meaningful comparisons between operating results from period to period as the intangible assets are valued at the time of acquisition and are amortized over the useful life, which can be several years after the acquisition.

Amortization of debt discount and issuance costs. The expense for the amortization of debt discount and issuance costs, which relate to SailPoint’s credit agreement (which is undrawn) and the convertible senior notes issued in 2019 (the “Notes”), is a non-cash item, and we believe the exclusion of this component of interest expense provides a more useful comparison of our operational performance from period to period. See our First Quarter Quarterly Report for information regarding the impact of the early adoption of ASU 2020-06 effective January 1, 2021.

Acquisition related costs and impairment of intangible assets. We exclude these expenses because they are unrelated to our current operations and are not comparable to the prior period nor indicative of future results. See our First Quarter Quarterly Report for information for a discussion of our recent acquisitions.

SailPoint’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry because they may calculate non-GAAP financial results differently. In addition, there are limitations to using non-GAAP financial measures because they are not prepared in accordance with GAAP and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. SailPoint urges you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate its business.

Non-GAAP income from operations. SailPoint believes that the use of non-GAAP income from operations is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP income from operations is calculated as income (loss) from operations on a GAAP basis excluding (i) stock-based compensation expense, (ii) amortization of acquired intangibles, (iii) acquisition related costs and (iv) impairment of intangible assets.

Non-GAAP net income and non-GAAP net income per basic and diluted share. SailPoint believes that the use of non-GAAP net income and non-GAAP net income per basic and diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income is calculated as net income (loss) on a GAAP basis (a) excluding (i) stock-based compensation expense, (ii) amortization of acquired intangibles, (iii) amortization of debt discount and issuance costs, (iv) acquisition related costs and (v) impairment of intangible assets, and (b) adjusted for the effect of income taxes associated with such non-GAAP adjustments. SailPoint defines non-GAAP net income per basic and diluted share as non-GAAP net income divided by the non-GAAP weighted average outstanding common shares.

SailPoint’s presentation of non-GAAP net income (loss) includes the effect of income taxes associated with the non-GAAP adjustments, which is calculated using an estimated effective income tax rate that is commensurate with our non-GAAP pre-tax income (loss). The non-GAAP effective income tax rate is adjusted from the GAAP effective income tax rate to reflect the impact of non-GAAP income (loss) adjustments. Due to the adjustments, the non-GAAP estimated income taxes may differ from GAAP estimated income taxes and actual tax liabilities. Estimated income taxes and tax liabilities reflect currently available information, as well as other factors and assumptions, including current operating structure, existing tax positions in various jurisdictions and key tax legislation in jurisdictions where SailPoint currently operates. Non-GAAP estimated income taxes may change for a variety of reasons, including global tax environment, significant changes to geographic earnings mix, acquisitions, or other changes to SailPoint’s strategy or business operations. SailPoint re-evaluates its non-GAAP estimated income taxes at least annually, or more frequently if significant events occur, which may materially impact our non-GAAP income tax calculation.

The accompanying tables have more details on the reconciliations of non-GAAP financial measures to their nearest comparable GAAP measures.

Forward-Looking Statements:
This press release and statements made during the above referenced conference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, business outlook, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management's current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct. Our results could be materially different from our expectations because of various risks.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: the effect of the novel coronavirus disease (COVID-19) global pandemic and its aftermath, as well as governmental, business and other actions in response, on the global economy and on our business; our ability to achieve and sustain profitability; our ability to sustain historical growth rates; our ability to attract and retain customers and to deepen our relationships with existing customers; an increased focus in our business from selling licenses to selling subscriptions; breaches in our security, cyber-attacks or other cyber-risks; interruptions with the delivery of our SaaS solutions or third-party cloud-based systems that we use in our operations; our ability to compete successfully against current and future competitors; the length and unpredictable nature of our sales cycle; delayed effects on our operating results from ratably recognizing some of our revenue; fluctuations in our quarterly results; our ability to maintain successful relationships with our channel partners; the increasing complexity of our operations; real or perceived errors, failures or disruptions in our platform or solutions; our ability to adapt and respond to rapidly changing technology, industry standards, regulations or customer needs, requirements or preferences; our ability to achieve and maintain an effective system of disclosure controls and internal control over financial reporting; our ability to comply with our privacy policy or related legal or regulatory requirements; our ability to accurately forecast our estimated annual effective tax rate for financial accounting purposes; our ability to successfully identify, acquire and integrate companies and assets; our ability to maintain high-quality customer satisfaction; and our ability to maintain and enhance our brand or reputation as an industry leader. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

About SailPoint
SailPoint is the leader in identity security for the cloud enterprise. We’re committed to protecting businesses from the inherent risk that comes with providing technology access across today’s diverse and remote workforce. Our identity security solutions secure and enable thousands of companies worldwide, giving our customers unmatched visibility into the entirety of their digital workforce, and ensuring that each worker has the right access to do their job – no more, no less. With SailPoint as foundational to the security of their business, our customers can provision access with confidence, protect business assets at scale and ensure compliance with certainty.

Stay up-to-date on SailPoint by following us on Twitter and LinkedIn and by subscribing to the SailPoint blog.

Investor Relations
Brian Denyeau
ICR for SailPoint
investor@sailpoint.com
512-664-8916

Media Relations
Jessica Sutera
Jessica.Sutera@sailpoint.com
978-278-5411

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020
Revenue
Licenses	$19,235	$21,004
Subscription (1)	59,242	43,881
Services and other	12,285	10,557
Total revenue	90,762	75,442
Cost of revenue
Licenses (2)	1,247	1,080
Subscription (2)(3)	11,304	8,476
Services and other (3)	11,799	9,006
Total cost of revenue	24,350	18,562
Gross profit	66,412	56,880
Operating expenses
Research and development (2)(3)	19,566	15,808
General and administrative (3)	11,267	9,514
Sales and marketing (2)(3)	51,162	36,860
Total operating expenses	81,995	62,182
Loss from operations	(15,583)	(5,302)
Other expense, net:
Interest income	200	1,272
Interest expense	(789)	(4,532)
Other expense, net	(1)	(324)
Total other expense, net	(590)	(3,584)
Loss before income taxes	(16,173)	(8,886)
Income tax benefit	882	469
Net loss	$(15,291)	$(8,417)
Net loss per share
Basic	$(0.17)	$(0.09)
Diluted	$(0.17)	$(0.09)
Weighted average shares outstanding
Basic	91,684	89,862
Diluted	91,684	89,862

(1) Subscription revenue is further disaggregated as follows:

	Three Months Ended
	March 31, 2021	March 31, 2020
Subscription revenue
SaaS	$21,889	$14,127
Maintenance and support	35,474	29,157
Other subscription services	1,879	597
Total subscription revenue	$59,242	$43,881

(2) Includes amortization of acquired intangibles as follows:

	Three Months Ended
	March 31, 2021	March 31, 2020
Cost of revenue - licenses	$1,008	$1,008
Cost of revenue - subscription	857	910
Research and development	168	191
Sales and marketing	1,220	1,068
Total amortization expense	$3,253	$3,177

(3) Includes stock-based compensation expense and the related employer payroll tax expense as follows:

	Three Months Ended
	March 31, 2021	March 31, 2020
Cost of revenue - subscription	$746	$423
Cost of revenue - services and other	882	484
Research and development	2,454	1,578
General and administrative	2,303	1,069
Sales and marketing	4,756	3,014
Total stock-based compensation expense	$11,141	$6,568

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	As of
	March 31, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$416,185	$510,289
Restricted cash	6,396	6,355
Accounts receivable, net of allowances of $290 and $376	85,299	112,255
Deferred contract acquisition costs, current	16,486	15,592
Prepayments and other current assets	33,390	26,027
Total current assets	557,756	670,518
Deferred tax asset - non-current	1,232	—
Property and equipment, net	18,809	19,443
Right-of-use assets, net	26,375	27,048
Deferred contract acquisition costs, non-current	39,875	38,510
Other non-current assets, net of allowances of $75 and $50	13,465	15,016
Goodwill	288,410	241,103
Intangible assets, net	86,948	63,962
Total assets	$1,032,870	$1,075,600
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	4,384	4,753
Accrued expenses and other liabilities	39,324	59,460
Income taxes payable	—	978
Convertible senior notes, net	383,891	326,672
Deferred revenue	158,901	165,995
Total current liabilities	586,500	557,858
Deferred tax liability - non-current	—	1,329
Long-term operating lease liabilities	32,038	33,080
Deferred revenue - non-current	17,376	18,723
Total liabilities	635,914	610,990
Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value	9	9
Preferred stock, $0.0001 par value	—	—
Additional paid in capital	428,883	484,012
Accumulated deficit	(31,936)	(19,411)
Total stockholders' equity	396,956	464,610
Total liabilities and stockholders’ equity	$1,032,870	$1,075,600

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020
Operating activities
Net loss	$(15,291)	$(8,417)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	4,784	4,586
Amortization of debt discount and issuance costs	633	4,367
Amortization of contract acquisition costs	4,328	3,004
Loss on disposal of fixed assets	27	124
Provision for credit losses	102	127
Stock-based compensation expense	10,073	6,191
Operating leases, net	(205)	(71)
Deferred taxes	—	(113)
Net changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions
Accounts receivable	27,854	31,284
Deferred contract acquisition costs	(6,587)	(6,211)
Prepayments and other current assets	(7,191)	1,760
Other non-current assets	2,992	3,213
Accounts payable	(369)	(716)
Accrued expenses and other liabilities	(22,161)	(14,742)
Income taxes	(978)	(874)
Deferred revenue	(10,177)	(7,053)
Net cash provided by (used in) operating activities	(12,166)	16,459
Investing activities
Purchase of property and equipment	(818)	(239)
Proceeds from sale of property and equipment	2	10
Purchase of intangibles	(40)	—
Business acquisitions, net of cash acquired	(71,196)	—
Net cash used in investing activities	(72,052)	(229)
Financing activities
Payments for partial conversion of convertible senior notes	(10,160)	—
Taxes associated with net issuances of shares upon vesting of restricted stock units	(1,293)	(155)
Exercise of stock options	1,608	1,317
Net cash provided by (used in) financing activities	(9,845)	1,162
Net increase (decrease) in cash, cash equivalents and restricted cash	(94,063)	17,392
Cash, cash equivalents and restricted cash, beginning of period	516,644	450,120
Cash, cash equivalents and restricted cash, end of period	$422,581	$467,512

RECONCILIATION OF NON-GAAP INCOME FROM OPERATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020
Loss from operations on a GAAP basis	$(15,583)	$(5,302)
Add back:
Stock-based compensation expense (1)	11,141	6,568
Amortization of acquired intangibles	3,253	3,177
Acquisition related costs (2)	1,863	—
Impairment of intangible assets	—	—
Non-GAAP income from operations	$674	$4,443

(1) Stock-based compensation expense includes employer related payroll tax expense.
(2) Acquisition related costs are primarily transaction costs, which include legal, accounting and consulting professional service fees. See our First Quarter Quarterly Report for information for a discussion of our recent acquisitions.

RECONCILIATION OF NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020
Net loss on a GAAP basis	$(15,291)	$(8,417)
Add back:
Stock-based compensation expense (1)	11,141	6,568
Amortization of acquired intangibles	3,253	3,177
Amortization of debt discount and issuance costs (2)	633	4,367
Acquisition related costs (3)	1,863	—
Impairment of intangible assets	—	—
Effect of income taxes associated with the above adjustments (4)	(1,150)	(1,623)
Non-GAAP net income	$449	$4,072
Non-GAAP net income per share
Basic	$0.00	$0.05
Diluted	$0.00	$0.04
Non-GAAP weighted average outstanding shares
Basic	91,684	89,862
Diluted	95,066	91,317

(1) Stock-based compensation expense includes employer related payroll tax expense.
(2) Amortization of debt discount and issuance costs includes $4.0 million of amortization of debt discount related to the Notes for the three months ended March 31, 2020. See our First Quarter Quarterly Report for information regarding the impact of the early adoption of ASU 2020-06 effective January 1, 2021.
(3) Acquisition related costs are primarily transaction costs, which include legal, accounting and consulting professional service fees. See our First Quarter Quarterly Report for information for a discussion of our recent acquisitions.
(4) The GAAP effective tax rates were 5.5% and 5.3% for the three months ended March 31, 2021 and 2020, respectively, compared to non-GAAP effective tax rate of 37.5% and 22.1% for the three months ended March 31, 2021 and 2020, respectively.

RECONCILIATION OF NON-GAAP WEIGHTED AVERAGE OUTSTANDING SHARES
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020
Weighted average outstanding shares used to compute net loss per share, basic and diluted, on a GAAP basis
Basic	91,684	89,862
Diluted	91,684	89,862
Non-GAAP weighted average outstanding shares
Basic	91,684	89,862
Effect of potentially dilutive securities	3,382	1,455
Diluted	95,066	91,317